Exhibit 99.A

JOINT FILING UNDERTAKING

The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Earthworks Entertainment, Inc. is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

By:	/s/ Christopher P. Baker
Christopher P. Baker

C.P. BAKER & CO., LTD.

By:	/s/ Christopher P. Baker
Christopher P. Baker
President

ANASAZI PARTNERS III, LLC

By:	C.P. Baker, LLC, the sole Manager of the Fund

	By:	/s/ Christopher P. Baker
Manager
Name: Christopher P. Baker

ANASAZI PARTNERS III OFFSHORE, LTD.

By:	C.P. Baker, LLC, the Manager of the Fund

	By:	/s/ Christopher P. Baker
Manager
Name: Christopher P. Baker

CIMAROLO PARTNERS, LLC

By:	C.P. Baker, LLC, the sole Manager of the Fund

	By:	/s/ Christopher P. Baker
Manager
Name: Christopher P. Baker

ANASAZI PARTNERS II, LLC

By:	C.P. Baker, LLC, the sole Manager of the Fund

	By:	/s/ Christopher P. Baker
Manager
Name: Christopher P. Baker